EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81698, No. 333-99005 and No. 333-110744, respectively) and Form S-8 (No. 333-70478, No. 333-96563 and No. 104227, respectively) of Anworth Mortgage Asset Corporation of our report dated January 18, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California

March 8, 2004